UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 10, 2009 (March 5, 2009)
NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

439 S. Union St, 5th Floor, Lawrence, MA	01843
(Address of principal executive offices)	(Zip Code)
(978) 687-4700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Named Executive Officer Compensation – 2008 Cash Bonus Awards, 2009 Base Salary, 2009 Target Bonuses, 2009 Stock Options and 2009 Target Performance Share Awards
     On March 5, 2009, the Compensation Committee of the Board of Directors of NxStage Medical, Inc. (the “Company”) took the following actions regarding the executive compensation of the Company’s “named executive officers” (as used in Instruction 4 to Item 5.02 of Form 8-K):
•	approved annual stock option awards to be granted under the Company’s 2005 Stock Incentive Plan;

•	approved the Company’s 2009 Short-Term Incentive Plan (the “2009 Bonus Plan”) and set target bonus awards for the 2009 fiscal year under the 2009 Bonus Plan (“2009 Target Bonus Awards”); and

•	authorized the implementation of an Executive Performance Share Plan for 2009 (the “2009 Performance Share Plan”) and set target and maximum stock awards for the 2009 fiscal year under the 2009 Performance Share Plan (“2009 Performance Share Awards”).
     The Compensation Committee had also agreed that no short-term incentive awards would be provided to executive officers for 2008 performance, and that no changes would be made to base salary compensation.
     The following table sets forth information regarding each of named executive officer’s (i) 2008 base salary (for comparison purposes only), (ii) 2009 base salary, (iii) 2008 short-term incentive award, (iv) 2009 annual stock option award, (v) 2009 Target Bonus Award, as a percentage of 2009 base salary, and (vi) 2009 target and maximum Performance Share Award:

						2009
						Target
					2009	Bonus
					Annual	Awards
			2009 Base	2008 Short-	Stock	(as a %
Named			Salary	Term	Option	of 2009	2009 Performance Share
Executive		2008 Base	(unchanged	Incentive	Award	Base	Award (2)
Officer	Title	Salary	from 2008)	Award	(1)	Salary)	Target	Maximum
Jeffrey H. Burbank	President & Chief Executive Officer	$330,000	$330,000	$0	206,500	50%	101,500	253,750
Robert S. Brown	Senior Vice President & Chief Financial Officer	$250,000	$250,000	$0	74,000	35%	34,000	85,000
Joseph E. Turk, Jr.	Senior Vice President, Commercial Operations	$260,000	$260,000	$0	74,000	45%	34,000	85,000
Winifred L. Swan	Senior Vice President and General Counsel	$260,000	$260,000	$0	74,000	35%	34,000	85,000
Michael J. Webb	Senior Vice President, Quality Assurance/Regulatory Affairs	$220,000	$220,000	$0	57,000	25%	26,500	66,250

(1)	2009 annual stock option awards have a term of seven years and vest over three years in equal monthly installments. The exercise price of the awards is equal to $2.11, which was the closing price of the Company’s common stock on the date the option grant was approved by the Compensation Committee.

(2)	Sets forth the target and maximum number of shares of restricted stock that the named executive officer is eligible to receive under the 2009 Performance Share Plan (subject to adjustment in the event of a stock split or similar event affecting the common stock). The target assumes the achievement of established target corporate objectives under the 2009 Performance Share Plan, and the maximum assumes the achievement of established corporate objectives at levels significantly above the target levels.
     Description of 2009 Bonus Plan
     The individual payouts under the 2009 Bonus Plan will be based on corporate and individual performance. The Chief Executive Officer will propose to the Compensation Committee the bonus payouts for each other named executive officer. The Compensation Committee will propose and determine the payout for the CEO, and will determine the final payout for the other named executive officers. Payouts under the 2009 Bonus Plan are conditioned upon the Company’s achievement of revenue and cash consumption targets, as well as such other metrics as may be added by the Compensation Committee as changes within the Company’s business environment may dictate. Awards under the Plan may be paid in either cash or common stock of the Company, at the discretion of the Compensation Committee.

Description of 2009 Performance Share Plan
     Pursuant to the 2009 Performance Share Plan, each of the Company’s executive officers is eligible to receive an award in the form of shares of restricted stock under the Company’s 2005 Stock Incentive Plan based upon the achievement of corporate objectives for 2009 that have been specified in writing by the Compensation Committee. Awards under the 2009 Performance Share Plan are conditioned upon the Company’s achievement of revenue and cash consumption targets, as well as such other metrics as may be added by the Compensation Committee as changes within the Company’s business environment may dictate. Any awards will range from the target to the maximum share numbers, depending upon whether established target, stretch or outstanding performance levels have been achieved with respect to revenues and cash consumption. If target performance levels are not achieved under the 2009 Performance Share Plan, no award will be made. Any awards made will vest over three years in equal installments, with the first vesting to be made as of the date of any award.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

NxStage Medical, Inc.
Date: March 10, 2009	By:	/s/ Robert S. Brown
Robert S. Brown
Senior Vice President and Chief Financial Officer